SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Definitive Proxy Statement

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPARTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE:
On page 31, 2006 Summary Compensation (Executive Compensation Tables), there was a mathematical error in the Total column. Enclosed is that same table with the correct totals. All other columns are correct.

SPARTA, Inc.
25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2007
TO THE STOCKHOLDERS OF
SPARTA, Inc.
     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SPARTA, Inc., a Delaware corporation (the “Company”), will be held at the Gaylord Texan Resort & Convention Center, 1501 Gaylord Trail, Grapevine, Texas 76051, on Friday, June 1, 2007, beginning at 8:45 a.m. local time. The Annual Meeting will be held for the following purposes:
     1. To elect six directors of the Company to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified;
     2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 30, 2007;
     3. To approve the 2007 Stock Plan;
     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
     The Company has fixed April 22, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof; and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the corporate headquarters of the Company for ten days prior to the Annual Meeting. The address of the Company’s corporate headquarters is 25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874.
     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, by executing and returning the enclosed proxy card.
     YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU VOTE BY PROXY, YOU ARE ALLOWED TO CHANGE YOUR VOTE AT THE ANNUAL MEETING SHOULD YOU DECIDE TO DO SO. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors
/s/ JERRY R. FABIAN
JERRY R. FABIAN
Corporate Vice President and Secretary

Lake Forest, California	Telephone -	(949) 768-8161 x305
April 26, 2007	Facsimile -	(949) 770-4632

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SPARTA, Inc.
25531 Commercentre Drive, Suite 120,
Lake Forest, CA 92630
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING
General
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SPARTA, Inc., a Delaware corporation (the “Company” or “SPARTA”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 1, 2007, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 8:45 a.m. local time at the Gaylord Texan Resort & Convention Center, located at 1501 Gaylord Trail, Grapevine, Texas 76051. The telephone number of the Company is (949) 768-8161, and its facsimile number is (949) 770-4632.
The solicitation of proxies for the Annual Meeting is being made on behalf of the Company, and all expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, facsimile, or otherwise for the purpose of soliciting such proxies. However, no additional compensation will be paid to any such persons for such solicitation. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 26, 2007.
Record Date and Voting
April 22, 2007, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, and any postponements or adjournments thereof. As of that date, there were 4,774,726 shares of the Company’s common stock, $.01 par value per share, issued and outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding common stock of the Company as of the Record Date will constitute a quorum at the Annual Meeting.
Each share is entitled to one vote on all matters voted at the Annual Meeting, except that voting for directors may be cumulative. A stockholder intending to cumulate votes for directors must notify the Company of such intention prior to commencement of the voting for directors, and the name(s) of the candidate(s) for whom such votes would be cast must be placed in nomination prior to the commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among two or more candidates.
Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many nominees of the Board of Directors as possible.
In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Accordingly, abstentions will have no effect in determining which nominees have been elected directors. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007, will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the effect of a vote against the ratification of the selection of Ernst & Young LLP. The approval of the 2007 Stock Plan will require a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the effect of a vote against the approval of the 2007 Stock Plan.
The persons named in the accompanying proxy have advised the Company that they will vote the shares represented by proxies received by them in accordance with the stockholders’ directions. If the proxy is signed and returned without direction as to how to vote, the proxy holders will vote “FOR” the election of the six director nominees named below, “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007, and “FOR” approval of the 2007 Stock Plan. As to any other matters that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. The Company does not presently know of any other such matters.
Revocation of Proxies
A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person.

ELECTION OF DIRECTORS
(Proposal One)
General
The Company’s bylaws state that the authorized number of directors of the Company will be a number fixed by the Board of Directors from time to time. The authorized number of directors is currently set at six. Accordingly, a Board of six directors will be elected at the Annual Meeting. The names of the persons for whom votes will be cast pursuant to the proxies that are hereby solicited are set forth below. All six of the nominees named below are currently serving as members of the Company’s Board of Directors.
Directors are elected each year and all directors serve one-year terms. Accordingly, the term of the directors elected at the Annual Meeting will expire at the next annual meeting of the Company’s stockholders, or when the directors’ successors are elected and qualified.
Nominees
     Each of the nominees named below has agreed to serve, if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Name and Position(s) with the Company	Age	Director Since
Wayne R. Winton	71	1979
Chairman of the Board of Directors
Robert C. Sepucha, Ph.D.	63	1993
Chief Executive Officer and Director
Rockell N. Hankin	60	1989
Director and Chairman of the Audit Committee
Gerald A. Zionic	64	1999
Director
Gen. John L. Piotrowski (USAF Retired)	73	1991
Director and Chairman of the Compensation Committee
William E. Cook	58	1999
Director

Biographical Information
Wayne R. Winton — Wayne R. Winton is a co-founder of the Company and currently the Chairman of the Board of Directors. He is also a member of the Board’s Audit Committee and Compensation Committee. Mr. Winton served as the Company’s President from its founding until 1995, when he became Chief Executive Officer, retiring from that position as of May 2001. Prior to founding SPARTA, Mr. Winton held positions of increasing responsibility in McDonnell Douglas Astronautics Company (“MDAC”), Mission Research Corporation, the Department of the Army, and Science Applications International Corporation (“SAIC”). He has led or participated in numerous joint government/industry studies addressing issues of analysis and policy affecting national defense interests. He is recognized as one of the most capable strategic analysts in the U.S. and is a proficient technical writer and speaker. Mr. Winton holds a Bachelor of Science degree in mechanical engineering from the University of Idaho.
Robert C. Sepuccha, Ph.D. — Robert C. Sepucha, Ph.D., is Chief Executive Officer of the Company and has held that position since May 2001. Prior to that, he was Sector President of SPARTA’s Defense & Space Systems Sector, starting in 1996, after serving as a Senior Vice President and Group Manager, beginning in 1991. Dr. Sepucha was elected to the Board of Directors in 1993. From 1984 until joining the Company, Dr. Sepucha was a Senior Vice President of W. J. Schafer Associates, Inc. Dr. Sepucha received his Bachelor of Science degree and Master of Science degree in aeronautics from the Massachusetts Institute of Technology. He also received his Ph.D. in engineering physics from the University of California, San Diego.
Rockell N. Hankin — Rockell N. Hankin has been a director since 1989. He is the Chairman of the Board’s Audit Committee and a member of the Board’s Compensation Committee. He is the principal of Hankin & Co., through which he initiates investments on behalf of his family and others. Mr. Hankin was previously a partner at PricewaterhouseCoopers LLP. He is a certified public accountant and a lawyer. Mr. Hankin is a director and Chairman of the Board of Directors of Semtech Corporation. Mr. Hankin is also a member and Vice-Chairman of the Board of Directors of the Kavil Foundation. Previously, Mr. Hankin was Chairman of the Board of House of Fabrics and a member of the boards of Alpha Microsystems, DDL Electronics Inc., Nichols Institute, Quidel Corporation and Techniclone Corporation.
Gerald A. Zionic — Gerald A. Zionic has been a director since 1999. Mr. Zionic is a member of the Board’s Audit Committee and Compensation Committee. Currently, Mr. Zionic is deployed to the UK where he completed the role of Managing Director for Transition and Integration of a UK defense company acquisition into the greater Lockheed-Martin Corporation. He is now performing due diligence work for potential future UK acquisitions. Prior to the UK assignment, he was the Acting President of Lockheed-Martin Simulation, Training and Support Company. Since 1993, he has been a Vice President of that company. Prior to Lockheed-Martin, Mr. Zionic was Vice President and General Manager of Martin Marietta’s Information Systems Company from 1991 to 1992.
John L. Piotrowski, General USAF, Retired — John L. Piotrowski has been a director since 1991. He is Chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee. Currently, he has his own consulting practice, Aerospace and Management Consulting, which provides consulting services to a number of aerospace companies and government laboratories. He also served on a Standing Task Force for the Defense Science Board. From 1995 to 2000, he was an SAIC Vice President, reverting to Consulting Employee status from 2000 to 2003. Mr. Piotrowski served as Commander of the U.S. Space Command and North American Defense Command (NORAD) from 1987 to 1990 and Vice Chief of Staff of the Air Force prior to that. Mr. Piotrowski is a member of the Board of Directors of Semtech Corporation. Previously, Mr. Piotrowski served as a director of Contraves, MPRI, and Space Foundation, a non-profit organization.

William E. Cook — William E. Cook has been a director since 1999. Mr. Cook is a member of the Board’s Audit Committee and Compensation Committee. He was the Chairman and Chief Executive Officer of Uniax Corporation until the company was sold in March, 2000. Since 1996, Mr. Cook has been President of Riptide Holdings, Inc. Riptide Holdings is a personal investment holding company providing equity and debt investments, management, and board advice for early-stage technology companies and turnaround opportunities in manufacturing and technology companies. Prior to starting Riptide Holdings, Mr. Cook was Chairman and Chief Executive Officer of DDL Electronics, Inc. from 1992 to 1995.
Board Committees and Meetings; Director Independence
     General
The Board of Directors held five meetings during 2006. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee. Information about the Company’s nominating process and shareholder communications with the Board of Directors can be found in the information that follows. Each director attended or participated in 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors held in 2006, and (b) the total number of meetings held by all committees of the Board on which such director served during 2006. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during 2006.
     Director Independence
Except for Dr. Robert C. Sepucha, the Company’s Chief Executive Officer, the Company has determined that all other members of the Board, the Board Audit Committee and the Board Compensation Committee are “independent directors,” as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.
     Audit Committee
The Audit Committee of the Board of Directors held five meetings during 2006, including one in which the members of the Audit Committee participated by conference call. The Audit Committee currently consists of five independent directors, Messrs. Hankin, Cook, Piotrowski, Zionic and Winton. Mr. Hankin is the Chairman. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reviews and monitors the Company’s financial reporting and the internal and external audits of the Company, including, among other things, the Company’s internal audit and control functions, the results and scope of the annual audit and other services provided by the Company’s independent registered public accounting firm, the Company’s calculation of its quarterly stock price and the Company’s compliance with legal matters that could have a significant impact on the Company’s financial statements. The Audit Committee also consults with the Company’s management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent registered public accounting firm. Applicable regulations of the Securities and Exchange Commission require that the Audit Committee have at least one “financial expert” in its membership. The Board of Directors has determined that Rockell N. Hankin is a “financial expert” as defined in Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.
     Compensation Committee
The Compensation Committee of the Board of Directors held one meeting during 2006. The Compensation Committee currently consists of five independent directors, Messrs. Piotrowski, Cook, Hankin, Zionic and Winton. Mr. Piotrowski is the Chairman. The Compensation Committee sets the Chief Executive Officer’s salary at the beginning of each year. The Compensation Committee also develops the bonus plan for the Chief Executive Officer and determines his bonus at the end of the year based on the performance criteria. Additionally, the Compensation Committee determines the salaries for all executive officers at the beginning of each year.
     Nominating Committee
The Company does not have a standing or separate Nominating Committee because there are no plans to add or replace a director in the foreseeable future. In the past, the full Board of Directors has selected nominees for director. The following members of the Board of Directors, which fulfills the role of a nominating committee, are independent, as defined above under the caption “Director Independence”: Messrs. Piotrowski, Cook, Hankin, Zionic and Winton. Robert Sepucha, a member of the Board of Directors, is not independent. The Company does not have a formal process with regard to the consideration of director candidates recommended by stockholders, because directors are added or replaced very infrequently. The Company has never used or paid a third party to assist in the process of identifying and evaluating candidates and has no intention of doing so in the future. The minimum qualities or skills that the Board of Directors believes are necessary to be a board member are as follows: (1) must be a respected leader in the field of engineering (government or industry), business management, accounting or the legal profession and (2) must have a college degree in that field. The Board of Directors will consider bona fide nominees from the stockholders if the recommendation is in writing and directed to the Board or a Board member. The Company has never received nor rejected a Board candidate put forward by a large, long-term stockholder or groups of stockholders. There are no differences between the manner in which the Board of Directors currently evaluates nominees for director and the manner in which the Board would evaluate a nominee recommended by a stockholder.
Stockholder Communications with the Board of Directors
The procedure for communicating with the Board of Directors is for the stockholder to send a written communication to one or more directors. There is no screening process, and the Board of Directors will respond in writing to any legitimate stockholder inquiry. It is the Company’s policy to have each member of the Board of Directors attend the Annual Meeting. At the last Annual Meeting held in June 2006, all members of the Board were present. Stockholders that want to communicate in writing with the Board of Directors should address their inquiries to the addresses shown in Attachment A.
Director Compensation Agreements
Directors who are not employees of the Company and who are not chairing the full Board or the Audit Committee received $2,400 per day in 2006 for time spent in attending Board and committee meetings. The Chairman of the Board and the Chairman of the Audit Committee received $2,800 per day. Except for the Chairman of the Board, all members of the Board were guaranteed a minimum of twelve days for the year. The Chairman of the Board was guaranteed twenty-two days for the year. In 2007, the same arrangement will be made with the members of the Board. In 2006, the following outside directors received stock options covering the number of shares indicated: Messrs. Hankin, Piotrowski, and Winton each received options for 869 shares with a four-year term and an exercise price equal to the formula price of the Company’s common stock at the date of grant; and Messrs. Zionic and Cook each received options for 590 shares with a four-year term and an exercise price equal to the formula price at the date of grant (see below table). The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors, other than in the form of reimbursement of expenses for attending Board and committee meetings.

2006 Director Compensation Table

	Fees Earned or	Option	All Other
	Paid in Cash	Awards(1)(3)	Compensation(2)	Grand Total
Name	($)	($)	($)	($)
Winton, Wayne	84,700	582	10,088	95,370
Cook, William	28,800	389	—	29,189
Hankin, Rockell	35,000	582	22,154	57,736
Piotrowski, John	28,800	582	22,154	51,536
Zionic, Gerald	28,800	389	—	29,189

(1)	The value of stock awards and option awards was determined as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment [SFAS No. 123(R)]. See Sparta Inc. Annual Report on Form 10-K for the year ended December 31, 2006, Note 10, for details on assumptions used in the valuation.

(2)	All other Compensation includes stock gain, the taxable difference between the stock price at exercise and the option exercise price.

(3)	Option awards:

		Aggregate Number
	Grant Date Fair Value	of Option Awards Outstanding
Name	of Option Awards	at Fiscal Yearend
Winton, Wayne	5,240	3,898
Cook, William	3,497	2,436
Hankin, Rockell	5,240	4,510
Piotrowski, John	5,240	4,510
Zionic, Gerald	3,497	2,436
Required Vote
The six nominees receiving the highest number of affirmative votes at the Annual Meeting shall be elected as directors. No proxy may be voted for more than six nominees.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY THAT IS SIGNED AND RETURNED WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)
General
Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Company for the fiscal year ending December 30, 2007, and is asking the stockholders to ratify this appointment.
The Board has not requested, nor does it expect, a representative of E&Y to be present at the Annual Meeting.
Change in Independent Registered Public Accounting Firm
On January 23, 2006, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change the Company’s independent registered public accounting firm.
The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2005, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2004 and 2005, and through January 23, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the Company’s financial statements for either of such years. During the fiscal years ended December 31, 2004 and 2005, and through January 23, 2006, there were no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).
The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the foregoing statements. A copy of such letter, dated January 24, 2006, was filed as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on January 26, 2006.
The Company engaged E&Y as its new independent registered public accounting firm as of January 23, 2006. The Company’s Audit Committee and Board of Directors participated in and approved the decision to engage E&Y.
During the fiscal year ended December 31, 2005, and through March 21, 2006, the Company did not consult with E&Y regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Securities and Exchange Commission Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees
Aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and 2005, by the Company’s independent registered public accounting firm were as follows:

	2006	2005
	E&Y	E&Y	PwC
	(Successor)	(Successor)	(Predecessor)

Audit Fees (a)	$471,000	$382,000	$196,000
Audit-Related Fees (b)	––	––	24,000
Tax Fees (c)	110,000	––	––
All Other Fees (d)	5,000	––	––

Total Fees	$586,000	$382,000	$220,000

(a)	Audit fees include the annual audit of the Company’s consolidated financial statements, quarterly reviews and consents to SEC filings. Audit fees for 2005 include quarterly reviews performed by PwC prior to their dismissal as the Company’s registered independent public accounting firm, and $174,000 related to E&Y’s and PwC’s review of the Company’s investigation of matters pertaining to alleged timecard mischarging practices at one of the Company’s operating units.

(b)	Audit-related fees in fiscal 2005 relate to a review of the Company’s response to an SEC comment letter and various accounting consultations.

(c)	Tax fees in fiscal 2006 relate to assistance with the Company’s research and development tax credit study.

(d)	All other fees in fiscal 2006 relate to assistance with the Company’s Cost Accounting Disclosure Statement.
Audit Committee Pre-Approval Policies
The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the registered public accountant in advance. Further, the Chairman of the Audit Committee has the authority to pre-approve certain audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. In 2006 and 2005, all of the audit, audit-related, tax and all other fees were pre-approved by one of these means.
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING DECEMBER 30, 2007. UNLESS VOTING INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE PROXY HOLDERS NAMED IN EACH PROXY THAT IS SIGNED AND RETURNED WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

APPROVAL OF THE 2007 COMPANY STOCK PLAN
(Proposal Three)
Introduction
The Board of Directors recommends that stockholders approve the SPARTA, Inc. 2007 Stock Plan (the “2007 Plan”), which was unanimously approved by the Board on April 19, 2007.
The 2007 Plan is intended to be the successor to the SPARTA, Inc. 1997 Stock Plan, which will expire in September 2007. The 2007 Plan, the principal features of which are summarized below, is very similar to the 1997 Stock Plan.
General Nature and Purpose
The 2007 Plan provides for the grant of stock options, stock bonuses and rights to purchase restricted stock to full-time or near full-time, non-temporary employees of the Company (including officers) and members of the Company’s Board of Directors.
The purposes of the 2007 Plan are to ensure the retention of the services of existing executive personnel, key employees and directors of the Company, to attract and retain competent new executive personnel, key employees and directors, and to provide additional incentive to all such persons to devote their best efforts and skills to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and, thereby, in the success and increased value of the Company.
The 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code (the “Code”). Options granted under the 2007 Plan are not intended to qualify as “incentive” stock options within the meaning of the Code.
Stock Subject to the 2007 Plan
Subject to adjustment for changes in capitalization, the maximum aggregate number of shares of the Company’s common stock that may be issued under the 2007 Plan may not exceed 10,000,000 shares. Shares subject to stock options that have expired or otherwise terminated without having been exercised in full will become available again for the grant of stock options, stock bonuses or rights to purchase restricted stock under the 2007 Plan.
Administration
The 2007 Plan will initially be administered by Wayne R. Winton, the Chairman of the Board and former Chief Executive Officer of the Company. However, the Board of Directors may at any time designate another director, an officer or other employee of the Company, the Board itself, or a committee thereof, to act as administrator of the 2007 Plan in place of Mr. Winton. Mr. Winton or other individual or group administering the 2007 Plan is referred to in the following summary of the 2007 Plan as the “Administrator.”
Subject to the provisions of the 2007 Plan, the Administrator will have full authority to determine the individuals to whom, and the time or times at which, options, stock bonuses or rights to purchase restricted stock are granted under the 2007 Plan, and the number of shares to be subject to such options, stock bonuses or rights to purchase restricted stock. Subject to the express provisions of the 2007 Plan, the Administrator will also have full authority to interpret the 2007 Plan and to make all other determinations necessary or advisable for the administration of the 2007 Plan.
Eligibility
All full-time and near full-time, non-temporary employees of the Company (including employees who are officers) and all directors of the Company will be eligible to receive stock bonuses, stock options and rights to purchase restricted stock under the 2007 Plan, provided, however, that no stock bonuses may be granted under the 2007 Plan to any person who, at the time of the grant of the stock bonus, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company. Subject to the foregoing, there is no limitation on the amount of stock bonuses, options or rights to purchase restricted stock which may be granted to any participant in the 2007 Plan.
Terms and Conditions of Options, Stock Bonuses and Rights to Purchase Restricted Stock
     Exercise and Purchase Prices
The exercise price of stock options, and the purchase price of rights to purchase restricted stock, granted under the 2007 Plan will be the formula price of the Company’s common stock as of the date of grant, provided, however, that the exercise price of any such option, and the purchase price of the shares under any such right to purchase, granted to any person who, at the time of such grant owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Company, will not be less than 110% of the formula price of the Company’s common stock as of the date of grant.
     Payment of Exercise and Purchase Prices
Generally, the exercise price of stock options and the purchase price of rights to purchase restricted stock granted under the 2007 Plan will be required to be paid in full in cash on the date of exercise. The Administrator may, however, in its discretion, assist any person in the exercise of one or more options or rights to purchase restricted stock under the 2007 Plan by authorizing the extension of a loan from the Company to such person.
     Term of Stock Options
The term of each stock option granted under the 2007 Plan will be determined by the Administrator at the time of grant, provided, however, that the term may not exceed ten years from the date of grant. Notwithstanding the term initially established for each option, each option will be subject to earlier termination in the event of the termination of the optionee’s association with the Company as an employee or director, or the occurrence of certain other events. See “Changes in Capitalization and Reorganizations.”
     Vesting of Stock Options
Options granted under the 2007 Plan may be exercised only to the extent that the right to exercise the same shall have vested in the optionee. The vesting schedule for each option granted under the 2007 Plan will be determined by the Administrator at the time of the grant of the option, provided, however, that (except as stated in the following sentence) the right to exercise each option must vest at a rate of not less than twenty percent (20%) per year and must vest in full over a period of not more than five years following the date of grant of the option. Notwithstanding the foregoing, in the case of an option granted to an officer or director of the Company, the right to exercise the option may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the option. To the extent that an option has vested, the option will be exercisable, in whole or in part, at the discretion of the optionee at any time during the term of the option.
     Vesting of Restricted Stock
Shares issued upon the exercise of a right to purchase restricted stock may, at the discretion of the Administrator, be subject to a vesting schedule that will enable the Company to repurchase the unvested portion of such shares upon the termination of the purchaser’s association with the Company at the price paid for the unvested shares by the purchaser, if that price is less than the formula price of the Company’s common stock at the time of the termination of association. The vesting schedule for each right to purchase restricted stock granted under the 2007 Plan will be determined by the Administrator at the time of the grant of the right to purchase; provided, however, that (except as stated in the following sentence) the shares must vest at a rate of not less than twenty percent (20%) per year and must vest in full over a period of not more than five years following the date of grant of the right to purchase the restricted stock. Notwithstanding the foregoing, in the case of a right to purchase restricted stock granted to an officer or director of the Company, the shares purchased thereunder may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the right to purchase.
     Transferability of Options, Rights to Purchase Restricted Stock and Stock Bonuses
No stock option granted under the 2007 Plan will be transferable otherwise than by will or the laws of descent and distribution. No stock bonus or right to purchase restricted stock granted under the 2007 Plan will be transferable under any circumstances.
Restrictions on Stock Issued Under the 2007 Plan
All shares of the Company’s common stock are subject to certain restrictions (including restrictions on their transferability and rights of the Company to repurchase the same under certain circumstances) set forth in the Company’s Amended and Restated Certificate of Incorporation. All shares of the Company’s common stock issued under the 2007 Plan will be subject to these restrictions.
Amendment and Termination of the 2007 Plan
The 2007 Plan may be modified, amended, suspended or terminated by the Company’s Board of Directors at any time, provided, however, that no such amendment may adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the 2007 Plan unless the option holder consents to such amendment. Consistent with applicable law, which generally restricts the term of such plans to ten years, the 2007 Plan will terminate in 2017, subject to earlier termination at the discretion of the Board of Directors.
Changes in Capitalization and Reorganizations
In the event that the outstanding shares of common stock of the Company are increased or decreased or changed into, or exchanged for, a different number or kind of shares or other securities of the Company by reason of a merger, consolidation or reorganization in which the Company is the surviving corporation, or by reason of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend, or other change in the capital structure of the Company (and provided that the options are not terminated as a result of such transaction as described in the following paragraph), appropriate adjustments will be made in the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the price per share subject to outstanding options granted under the 2007 Plan.
In the event that the Company at any time merges into, or consolidates with, any other corporation or enters into any other reorganization (including the sale of substantially all of its assets) in which the Company is not the surviving corporation, or in which the Company’s shares of common stock are converted into securities of another corporation or for cash or other property, then the 2007 Plan and all outstanding options and rights to purchase under the 2007 Plan not exercised prior to such transaction will terminate, unless provision is made in writing in connection with such transaction for the continuance of the 2007 Plan and for the assumption by the successor corporation of the options and rights to purchase or substitution of new options and rights to purchase with appropriate adjustments. If no provision is made in such transaction for the continuance of the 2007 Plan and the assumption or substitution of options and rights to purchase, all holders of options and rights to purchase under the 2007 Plan will be given written notice of such proposed transaction not less than twenty days prior to the proposed effective date, and all outstanding options that are not already exercisable will become automatically exercisable as of the effective date of the transaction, and all optionees will have the right to exercise, in whole or in part, the options held by them. However, in that event, any outstanding option which is not exercised prior to the effective date of the transaction will automatically expire.
Federal Tax Consequences
The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of the applicable federal law as currently in effect. Foreign, state and local tax consequences may differ, and laws may be amended or interpreted differently during the term of the 2007 Plan or of awards granted under the 2007 Plan.

Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, participants are advised to consult their individual tax advisors.
     Stock Options
No taxable income will be recognized by an optionee upon the grant of an option under the 2007 Plan. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased on the date of exercise exceeds the exercise price paid for such shares.
     Rights to Purchase
If the stock acquired upon the exercise of a right to purchase is “vested” at the time of the exercise, the purchaser will recognize ordinary income at that time in an amount equal to the excess, if any, of the fair market value of such shares over the purchase price paid for such shares. If the price paid for such shares is not less than the fair market value of the shares at that time, no income will be recognized.
On the other hand, if the shares acquired upon the exercise of a right to purchase are not fully vested at the time of their purchase, the purchase will not result in a taxable event until the shares which are the subject of the right to purchase vest, unless the purchaser makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If a Section 83(b) election is made, the purchaser will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), if the shares which have been acquired are not fully vested when they are purchased, a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized.
If no Section 83(b) election is made, a taxable event will occur on each date the purchaser’s ownership rights vest as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The purchaser will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares.
     Stock Bonuses
If the stock acquired upon the receipt of a stock bonus under the 2007 Plan is vested at the time of its acquisition, the recipient of the stock bonus will recognize ordinary income at that time in an amount equal to the fair market value of such stock.
However, if the stock acquired upon the receipt of a stock bonus under the 2007 Plan is not fully vested at the time of its acquisition, the receipt of the stock bonus will not result in a taxable event until the shares in question vest in the recipient, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of the receipt of such shares. If a Section 83(b) election is made, the recipient will recognize ordinary income in an amount equal to the fair market value of such shares on the date of the grant of the stock bonus.
If no Section 83(b) election is made, a taxable event will occur on each date on which the ownership rights of the stock bonus recipient vest as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The recipient of the stock bonus will recognize ordinary income on each date shares vest in an amount equal to the fair market value of such shares on that date.
     Tax Deduction to the Company
The Company is required to withhold tax on the amount of income recognized by a participant in the 2007 Plan as the result of an exercise of an option or right to purchase restricted stock granted under the 2007 Plan or the receipt of a stock bonus under the 2007 Plan. The Company will generally be allowed a tax deduction on the amount of the income recognized (subject to Section 162(m) of the Code, which limits the deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation).
     Sale of Stock Acquired Under 2007 Plan
Upon the sale or disposition of shares acquired under the 2007 Plan, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will qualify for long term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period. In the event that shares acquired under the 2007 Plan are sold to the Company for a promissory note, any gain will be recognized as, and taxed as, capital gain to the seller upon the receipt of each principal payment on the note, in an amount equal to the difference between the principal received and a prorated portion of the seller’s tax basis in the shares sold. However, if the interest rate borne by the note is less than the applicable federal rate, a portion of each purported principal payment will be recharacterized and taxed in full as interest income.
2007 Plan Benefits
No awards have been granted under the 2007 Plan. Awards under the 2007 Plan will be authorized by the Administrator in its sole discretion. However, it is anticipated that the participation of each of the Company’s non-employee directors in the 2007 Stock Plan will, at least initially, consist of the receipt of an annual option covering a number of shares, rounded to the nearest whole share, determined using the following formula, which is the formula used for the grant of annual options to the Company’s non-employee directors under the 1997 Stock Plan:
Q = K x (Option Rate) x (Net Profit % ÷ 5)
     Where:

Q =	The number of shares subject to the option grant

K =	30 for any director who was the Chairman of one or more committees of the Board during the fiscal year immediately preceding the fiscal year in which the option is granted, or 20 for any other director

Option Rate =	The option rate (expressed as a number of shares per $1,000 of net profit) applicable to the fiscal year in question utilized in the computation of stock options granted to the Company’s employees, as determined by the Administrator

Net Profit % =	Audited net profit for the fiscal year immediately preceding the fiscal year in which the option is granted, as a percentage of total costs and expenses for such preceding fiscal year
The following table sets forth information concerning stock options, stock bonuses and rights to purchase restricted stock granted under the 1997 Stock Plan during the fiscal year ended December 31, 2006, to the Company’s named executive officers, executive officers as a group, non-employee directors as a group, and non-executive employees as a group. This information may not be indicative of awards that will be made under the 2007 Plan in future years.

Options and Stock Bonus During 2006

Named Executive Officer	Options	Stock Bonus
Sepucha, Robert	110	596
Morgan, Randy	2,069	447
Schreiman, David	0	285
Crites, Troy	863	325
McCarter, Steve	646	237

	3,688	1,890

Executive Officers as a Group (10)	6,915	2,538

Non-Employee Directors as a Group (5)	3,767	0

All Other Employees	279,992	22,942
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present or represented by proxy at the Annual Meeting will be required to approve this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE 2007 STOCK PLAN. UNLESS VOTING INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE PROXY HOLDERS NAMED IN EACH PROXY THAT IS SIGNED AND RETURNED WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE APPROVAL OF THE 2007 STOCK PLAN.

OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed proxy.

MANAGEMENT
Executive Officers
Set forth below is certain information with respect to each executive officer of the Company:

Name and Position	Age
Robert C. Sepucha, Ph.D.	63
Chief Executive Officer

Randy N. Morgan	46
Corporate Senior Vice President and Sector President

Troy A. Crites	50
Corporate Senior Vice President and Sector President

Maureen A. Baginski	52
Corporate Senior Vice President and Sector President

David E. Schreiman	46
Corporate Vice President, Treasurer, and Chief Financial Officer

Jerry R. Fabian	58
Corporate Vice President, Secretary, and Chief Administrative Officer

Ray C. Gretlein, Jr.	53
Corporate Vice President and Chief Information Officer

Jody L. Chiaro	54
Vice President and Director of Human Resources

Dorothy H. Hoffmann	51
Vice President and Director of Strategic Planning
For information regarding Dr. Robert Sepucha, who, in addition to being an executive officer of the Company, is also a director, please see “Election of Directors – Nominees” above. Information regarding Randy Morgan, Troy Crites, David Schreiman, Jerry Fabian, Ray Gretlein, Jody Chairo, Maureen Baginski and Dorothy Hoffmann, who are executive officers of the Company, but not also directors, follows:
Biographical Information
Randy N. Morgan — Randy N. Morgan is Sector President of SPARTA’s Missile Defense Sector and has served in that position since January 2005. Mr. Morgan was the Operation Manager of SPARTA’s Advanced Systems and Technology Operation from April 2003 to January 2005, focusing on engineering and scientific support of the Missile Defense Agency. Before joining SPARTA, Mr. Morgan was the Vice President and General Manager of the Federal Systems Group within SY Coleman Corporation, a wholly owned subsidiary of L-3 Communications, Inc. Mr. Morgan holds a Bachelor of Science degree in electrical engineering from the University of Central Florida.
Troy A. Crites — Troy A. Crites is a Senior Vice President of SPARTA and Sector President for the Mission Systems Sector, serving in those positions since 2002. As Sector President for the Mission Systems Sector, Mr. Crites’ responsibilities include the Homeland Security and Network Centric Warfare business areas. Mr. Crites joined the Company in 1998 and, prior to assuming his current positions, served the Company in various capacities, including Operation Manager for the Advanced Systems and Technology Operation, focusing on support of the Missile Defense Agency, and Vice President. Mr. Crites holds a Master of Science degree in aeronautical and astronautical engineering from the Massachusetts Institute of Technology.
Maureen A. Baginski — Maureen A. Baginski joined the Company in October 2006 as Corporate Senior Vice President and President of the National Security Systems Sector. Previously, she was a Director in the Intelligence Sector at BearingPoint, Inc., where she served as a national intelligence subject matter expert and provided consulting services to key government executives at the Federal Bureau of Investigation (FBI), Department of Homeland Security (DHS), and the Office of the Director of National Intelligence. From 1979 to 2005, Ms. Baginski held a variety of positions in the U.S. intelligence community. From February 2000 to May 2003, she served as the National Security Agency’s (NSA) Director of Signals Intelligence (SIGINT), where she was responsible for managing all aspects of intelligence operations, including a multi-billion dollar budget and a workforce of over 15,000. From May 2003 to September 2005, Ms. Baginski served as an Executive Assistant Director of the FBI. In that capacity she was responsible for creating an FBI Intelligence Program, including human resources, policy, information technology, and field operations. Ms. Baginski holds a number of awards, including two Presidential Rank Awards and two Director of Central Intelligence Medal of Achievement awards. Ms. Baginski holds a Master of Arts degree in Slavic languages and linguistics and an Honorary Doctorate of Humane Letters, both from the State University of New York at Albany. Ms. Baginski is on the board of directors of SI-International and Argon S&T.
David E. Schreiman — David E. Schreiman joined the Company in December 2001 and has served as Corporate Vice President, Chief Financial Officer and Treasurer since February 2002. Prior to joining the Company, Mr. Schreiman was the Chief Financial Officer of CUE Corporation and its affiliates from October 1995 to December 2001. From September 1983 to October 1995, he held various staff and management positions with the public accounting firm of PricewaterhouseCoopers LLP. Mr. Schreiman is a certified public accountant and holds a Bachelor of Science degree in business administration from the University of California, Berkeley.
Jerry R. Fabian — Jerry R. Fabian has served the Company as a Corporate Vice President and Chief Administrative Officer since January 1989. From January 1989 to February 1992, Mr. Fabian was also the Chief Financial Officer. Since 1986, he has served as Director of Business Administration, reporting to the Company’s Chief Executive Officer. Mr. Fabian holds a Bachelor of Science degree in business administration from California State University, Northridge.
Raymond C. Gretlein, Jr.— Raymond C. Gretlein joined the Company in September 1990. He has served as a Corporate Vice President and Chief Information Officer since February 2003. Prior to 2003, he served the Company in various roles, including software independent validation and verification project management for government and medical device customers. From 1985 to 1990, he was a program manager with Dynamics Research Corp. From 1978 to 1985, he served in the United States Air Force as a communications/computer systems staff officer. Mr. Gretlein holds a Bachelor of Science degree in quantitative analysis, with emphasis in computer systems and applications, from California State University, Fresno.
Jody L. Chiaro — Jody L. Chiaro joined the Company in January 2004 as Vice President of Human Resources. From January through December 2003, she was Vice President of Human Resources at The Weinberg Group Inc., a Washington, DC based scientific consulting firm, where she was responsible for all aspects of human resources. From May 1999 until December 2002, Ms. Chiaro held a series of operational and strategic HR executive positions at Cable and Wireless in Reston, Virginia, leading efforts related to compensation and benefits, workforce balancing, recruitment and retention and commercial due diligence, integration and transition planning related to acquisitions and divestitures. From April 1976 through April 1999, she held staff and management positions in sales, marketing, research and technology business units with IBM. Ms. Chiaro holds a Master of Science degree in human resources management and organizational development from Manhattanville College, Purchase, New York.

Dorothy H. Hoffmann — Dorothy H. Hoffmann joined the Company in June 2004 as Director of Business Development and Operations for the Advanced Systems and Technology Operation. She is now Vice President and Director of Strategic Planning for the Company, positions which she assumed in 2006. From 2003 to 2004, she was a Director in the Capture Management organization for the Defense Sector of Computer Sciences Corporation (CSC). From 1998 to 2004, she was the Director of Strategic Planning for CSC’s missile defense activities. In this capacity, her responsibilities included development of the strategic plan, leading business development activities, adjudicating bid/no-bid decisions, and developing repeatable proposal processes. From 1979 through 1998, she held positions as an officer in the United States Air Force, as a threat analyst for United Technologies Systems and BDM, and as the Deputy Program Manager for a large Missile Defense Agency contract for BDM (TRW/Northrup Grumman). Ms. Hoffmann has a Masters of Science degree in engineering management from George Washington University, Washington, DC.
Security of Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of April 22, 2007, certain information known to the Company with respect to the beneficial ownership of the Company’s common stock by (a) all persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock, (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, and (d) all directors and executive officers as a group (fifteen persons, including Mr. McCarter).

Name	Number of Shares (1)		Percentage of Class
Wayne R. Winton	197,315	(2)	4.00

Robert C. Sepucha	109,981	(3)	1.87

R. Steve McCarter	—	(4)	0.00

David E. Schreiman	23,799	(5)	.25

Randy N. Morgan	27,530	(6)	.27

Troy A. Crites	45,504	(7)	.75

Rockell N. Hankin	11,646	(8)	.19

John L. Piotrowski	13,097	(9)	.22

William E. Cook	4,733	(10)	.08

Gerald A. Zionic	4,971	(11)	.09

All executive officers and directors as a group (15 persons)	500,774	(12)	8.76

(1)	Except as set forth below, each of the persons included in this table has sole voting and investment power over the shares respectively owned, except shares issuable upon exercise of stock options, and except as to rights of the person’s spouse under applicable community property laws.

(2)	Includes 1,820 shares subject to options held by Mr. Winton that may be exercised within 60 days of the date of this Proxy Statement.

(3)	Includes 40,791 shares held in Dr. Sepucha’s account in the Profit Sharing Plan, 7,972 shares from the Stock Compensation Plan held in a trust and 18,698 shares subject to options that may be exercised within 60 days of the date of this Proxy Statement.

(4)	Mr. McCarter resigned as an employee and executive officer of the Company, effective December 31, 2006. All of the shares of the Company’s common stock owned by Mr. McCarter at that time have been repurchased by the Company.

(5)	Includes 3,525 shares held in Mr. Schreiman’s account in the Profit Sharing Plan and 13,238 shares subject to options that may be exercised within 60 days of the date of this Proxy Statement.

(6)	Includes 1,758 shares held in Mr. Morgan’s account in the Profit Sharing Plan and 19,234 shares subject to options that may be exercised within 60 days of the date of this Proxy Statement.

(7)	Includes 5,945 shares held in Mr. Crites’ account in the Profit Sharing Plan, 2,148 shares from the Stock Compensation Plan held in a trust and 8,925 shares subject to options that may be exercised within 60 days of the date of this Proxy Statement.

(8)	Includes 2,432 shares subject to options held by Mr. Hankin that may be exercised within 60 days of the date of this Proxy Statement.

(9)	Includes 2,432 shares subject to options held by Mr. Piotrowski that may be exercised within 60 days of the date of this Proxy Statement.

(10)	Includes 812 shares subject to options held by Mr. Cook that may be exercised within 60 days of the date of this Proxy Statement.

(11)	Includes 1,050 shares subject to options held by Mr. Zionic that may be exercised within 60 days of the date of this Proxy Statement.

(12)	Includes the shares referred to in footnotes (2), (3) and (5) through (11) above; includes 76,997 shares held in the Profit Sharing Plan for the account of other executive officers of the Company; and includes 73,117 shares subject to options held by other executive officers of the Company that may be exercised within 60 days of the date of this Proxy Statement.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of common stock (Form 4 and Form 5) with the Securities and Exchange Commission.
The Company prepares all forms required under Section 16(a) on behalf of its directors and executive officers based on information provided by them to the Company for this purpose. During 2006, the Company failed to prepare and file initial reports of ownership (Form 3) for executive officers Maureen A. Baginski and Dorothy H. Hoffmann. Additionally, the Company failed to report Dorothy H. Hoffmann’s changes in ownership (Form 4) in 2006. The Company filed a Form 3 for both of them on March 21, 2007. These were late filings. Because Dorothy H. Hoffmann had changes in ownership in 2006, and the Company failed to file a Form 4 for her in 2006, the Company filed a Form 5 for her on March 21, 2007. The Form 5 for Dorothy H. Hoffmann should have been filed no later than 45 days after the end of 2006. This was a late filing.
Maureen A. Baginski and Dorothy H. Hoffmann also had changes of ownership during the first quarter of 2007 that were not timely reported on Form 4. On March 21, 2007, the Company filed a Form 4 for both of them to account for all changes in ownership occurring between January 1, 2007, and March 21, 2007. This was also a late filing.
In total, Maureen A. Baginski had two reports that were late that covered two transactions. Dorothy Hoffmann had three reports that were late that covered eight transactions.
The Company believes that all other persons subject to the reporting requirements pursuant to Section 16(a) filed all required reports on a timely basis with the Securities and Exchange Commission.

BOARD COMMITTEE REPORTS AND INFORMATION
REPORT OF THE AUDIT COMMITTEE
Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of the Company’s financial reporting. Management is responsible for preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. It relies on the information provided to it and on the representations made by management and the independent registered public accounting firm as to the consolidated financial statements being prepared in accordance with generally accepted accounting principles.
In the course of fulfilling its responsibilities, the Audit Committee has:
☐	Engaged Ernst & Young LLP, and dismissed PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm.

☐	Reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006, and discussed them with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm.

☐	Reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and discussed the report with management.

☐	Met with the Company’s independent registered public accounting firm, with and without management present, and discussed the plans for its audit, the results of the audit, its evaluation of the Company’s internal controls, and the quality of the Company’s financial reporting.

☐	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” and by applicable Securities and Exchange Commission regulations.

☐	On a quarterly basis, discussed with the independent registered public accounting firm the results of their review of the Company’s interim financial statements and reviewed the Company’s calculation of its stock price.

☐	Reviewed the Company’s 2006 internal audit plan and the results of internal audit work performed.

☐	Reviewed the Company’s implementation of the requirements of the Sarbanes-Oxley Act of 2002, including ongoing efforts to implement the Section 404 assessment of internal controls required for the Company’s fiscal year 2007 Annual Report on Form 10-K.

☐	Reviewed and pre-approved audit and non-audit services and fees of PricewaterhouseCoopers LLP and Ernst & Young LLP.

☐	Obtained from Ernst & Young LLP the written disclosures and letter required by Independence Standards Board Standard No. 1,” Independence Discussions with Audit Committees,” discussed with them their independence from the Company and from management, and considered whether the provision of non-audit services is compatible with maintaining their independence.

☐	Oversaw the Company’s investigation of allegations involving alleged timecard mischarging practices at one of the Company’s operating units. Such oversight included retention of independent legal counsel to assist the Audit Committee in its oversight.
Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.
By: The Audit Committee of the Board of Directors
Date: March 29, 2007
Rockell N. Hankin (Chairman)
Dated: March 29, 2007
John L. Piotrowski
William E. Cook
Gerald A. Zionic
Wayne R. Winton
Charter of the Audit Committee
The charter of the Audit Committee can be found on the Shareholder Information page of the Company’s website (www.sparta.com).
Compensation Committee Discussion and Analysis (CD&A)
     General Philosophy and Key Elements of Overall Compensation. We compensate our executive officers primarily through a mix of base salary, short-term incentive compensation (bonus), and long-term equity compensation. Because we are committed to the concept of broad-based employee ownership, equity compensation plays a significant part in our overall compensation program for all of our employees, including our executive officers. The key objectives of our executive compensation program are to enable us to attract, retain and motivate exceptional executive management talent, to provide compensation opportunities that are fair and competitive with similar executives at similar companies in our industry, to reward executives for corporate and individual performance through incentive compensation opportunities, and to align the interests of our executives with those of our other employee-owners through long-term equity compensation programs.
     The key elements of our executive compensation program are:
☐	Annual base salaries

☐	Annual incentive compensation (bonus)

☐	Long-term equity compensation

☐	Retirement plan contributions

☐	Fringe benefits
The Compensation Committee has not adopted a specific formula for allocating total executive compensation among these elements. However, there is a strong emphasis on long-term equity compensation deriving from our commitment to the concept of broad-based employee ownership and from the objective of aligning the interests of our executives with those of our other stockholders.
     Each of these elements are basic components of our compensation program for all of our full-time (or near full-time) employees, including our executive officers. The primary factor in establishing annual base salaries is individual performance, which we believe motivates the individual to strive to achieve sustained, multi-year individual performance and increases in individual responsibility and capability. The annual bonus plan links pay to performance—we determine annual bonuses primarily by reference to annual qualitative and quantitative objectives. The long-term equity compensation plan is designed to provide our employee-owners with the opportunity to build long-term wealth through increases in our business base, earnings and stock price. Our retirement plan not only provides our employees with the opportunity to contribute pre-tax salary to the retirement plan, but also provides the opportunity to participate in discretionary contributions determined by our Board of Directors. Our fringe benefit programs are designed to be competitive with the market for the employee base in our industry.
     Base Salaries. Base salaries for all executive officers, as well as for other corporate officers who are not executive officers (collectively, the Corporate Officers), are determined by the Compensation Committee of the Board of Directors, based in part on recommendations by the Chief Executive Officer. The recommendations from the Chief Executive Officer exclude his own base salary, which the Compensation Committee determines based on its assessment of the Chief Executive Officer’s performance. The Compensation Committee sets an aggregate raise pool for the Corporate Officers and determines individual base salary increases based on the relative performance of the Corporate Officers. Salary adjustments are determined in early February. The aggregate raise pool for February 2006 was 3.3%, and salary adjustments for individual Corporate Officers ranged from zero to 5.5%. Base salary adjustments for the Named Executive Officers for 2006 were as follows:

	Pre-February	Post-February
Named Executive Officer and Principal Position	2006 Annual	2006 Annual Base	Percentage
	Base Salary	Salary	Increase
Robert C. Sepucha, Ph.D. Chief Executive Officer	$280,000	$291,000	3.9%

David E. Schreiman Corporate Vice President, Chief Financial Officer and Treasurer	$183,000	$193,000	5.5%

Troy A. Crites Corporate Senior Vice President and Sector President	$223,500	$235,000	5.1%

Randy N. Morgan Corporate Senior Vice President and Sector President	$220,000	$231,000	5.0%

R. Steve McCarter Corporate Senior Vice President and Sector President	$220,000	$220,000	––
     Periodically (but not annually) the Compensation Committee will review market data for base salaries and annual bonus to assess the competitiveness of such cash compensation available to the Senior Management Team. We target cash compensation for the Senior Management Team to be slightly below the 50th percentile of similar executives in similar companies, because we place significant emphasis on long-term equity-based incentive compensation. The most recent assessment was conducted in 2004, when we engaged KnowledgeBank, Inc. to conduct a market study of base salary, annual bonus and total compensation for nine senior executive officers. The study compared our executive officers to similar executives at publicly-held companies in our industry, including Anteon International Corporation, SRA International, Inc., Dynamics Research Corporation, SI International, Inc., DigitalNet Holdings, Inc., and ManTech International Corporation. In addition, the survey considered data in published compensation surveys such as the William Mercer Executive Management Compensation Survey, Washington Technical Personnel Forum Compensation Survey, Watson Wyatt Top Management Compensation Survey and Western Management Group Government Contractor Survey. The overall results of this study indicated that the cash compensation (salary and annual bonus) for our senior executive officers was approximately 10%-12% below the 50th percentile.

     Incentive Bonus Plan. The Chief Executive Officer participates in an annual incentive bonus plan (the “CEO Bonus Plan”) managed by the Compensation Committee of the Board of Directors. The CEO Bonus Plan provides the Chief Executive Officer an opportunity to earn an annual bonus and an annual stock option grant based largely upon our operating and management performance for the year. The terms of the annual stock option grant to the Chief Executive Officer are discussed below under “Equity Compensation Plans.”
     Under the terms of the CEO Bonus Plan, the Chief Executive Officer earned an annual bonus of $20,400. The annual bonus was based upon the following four criteria determined at the start of the year:
     ☐ Year-Over-Year Profit Growth – For purposes of the CEO Bonus Plan, profit is defined as net earnings as used in our stock price formula. This measure is generally net income, as shown in our consolidated financial statements, adjusted for compensation expense arising from our equity compensation plans.
     ☐ Year-Over-Year Backlog Growth – For purposes of the CEO Bonus Plan, backlog is defined as annualized contract backlog. This measure differs from traditional measures of backlog, which measures the expected sales on current contracts. Annualized contract backlog measures the expected sales during the next 12 months on all current contracts, plus the expected value of future incremental funding on certain proposals where we expect a high probability of winning the procurement. We believe that this metric is more indicative of our expected future revenues.
     ☐ Performance Against Specified Objectives – Each year, we publish an annual Corporate Business Plan, which includes several specific quantitative and qualitative objectives. The Compensation Committee prepares an assessment of our progress in achieving these objectives in determining the amount of the annual bonus for the Chief Executive Officer.
     ☐ Overall Management Performance – The Compensation Committee assesses the Chief Executive Officer’s management performance across a wide spectrum of factors, including human resources, interaction with customers, strategy development and execution, maintaining strong financial and cash flow performance, and interaction with the senior management team.
The following table presents the minimum and maximum bonus amounts under each component of the CEO Bonus Plan.

	Minimum	Maximum
Year-Over-Year Profit Growth	($15,000)	$50,000
Year-Over-Year Backlog Growth	($15,000)	50,000
Performance Against Specified Objectives	––	45,000
Overall Management Performance	––	50,000
The aggregate bonus resulting from the above four terms is scaled to the size of the overall company-wide bonus pool. The maximum bonus payable under the terms of the CEO Bonus Plan, irrespective of the amount of bonus earned under each of the four components, was $175,000.
     All of our other employees, including all executive officers except the Chief Executive Officer, participate in the annual Corporate Bonus Plan, which is prepared annually by the Chief Executive Officer, based in part on input from the other executive officers. The Corporate Bonus Plan provides for different approaches to determining the annual bonus for the Named Executive Officers, depending upon whether the Named Executive Officer is responsible for managing operating units or for managing corporate administrative functions.
     For Sector Presidents, there are four annual bonus components, as follows:
☐	Year-Over-Year Profit Growth – For purposes of the Corporate Bonus Plan, profit is defined as income before income taxes for the applicable operating unit, excluding compensation expense arising from our equity compensation plans.

☐	Year-Over-Year Backlog Growth – For purposes of the Corporate Bonus Plan, backlog is defined as annualized contract backlog. Refer to the discussion above for the CEO Bonus Plan for the definition of this measure.

☐	Performance Against Spend Rate – Spend rate is a measure we use to monitor indirect spending relative to the provisional indirect rates we use for government contracting purposes. As such, a Sector’s spend rate is a measure of how well the Sector controls its costs relative to its business base.

☐	General Management Performance – The Compensation Committee assesses each Sector President’s management performance, based in part on input from the Chief Executive Officer, across a wide spectrum of management factors, including their support of our corporate goals; initiative, innovation and aggressiveness in developing new business; achievement of Sector objectives; increases in multi-year contract backlog; and interaction with the senior management team.
The following table presents the minimum and maximum bonus amounts for Sector Presidents under each component of the Corporate Bonus Plan.

	Minimum	Maximum
Year-Over-Year Profit Growth	($20,000)	$40,000
Year-Over-Year Backlog Growth	(20,000)	40,000
Performance Against Spend Rate	(30,000)	––
Overall Management Performance	(30,000)	50,000
The aggregate bonus resulting from the above four components is scaled to the size of the overall company-wide bonus pool. The maximum bonus payable to a Sector President under the terms of the 2006 Corporate Bonus Plan, irrespective of the amount of bonus earned under each of the four components, was $100,000.
     For the executive officers who are responsible for administration of corporate functions (i.e., the Chief Financial Officer, Chief Administrative Officer, Chief Information Officer, Director of Human Resources, and Director of Strategic Planning), the annual bonus is based upon qualitative evaluations of their individual performance during the year. The Chief Executive Officer and the Sector Presidents each evaluate performance against three primarily qualitative criteria: (1) achieving pre-selected objectives relevant to their individual areas of responsibility; (2) managing their responsibilities within budget; and (3) performance in handling problems and issues; assisting the Chief Executive Officer, Sector Presidents, and other operating personnel; improvements in financial and other reporting systems; special accomplishments; and overall performance. The bonus resulting from the composite score for these criteria is scaled to the size of the overall company-wide bonus pool. Under the terms of the 2006 Corporate Bonus Plan, the maximum bonus payable to the Chief Financial Officer and the Chief Administrative Officer was $80,000, and the maximum bonus payable to the Chief Information Officer, the Director of Human Resources and the Director of Strategic Planning was $62,500.
     In 2006, we paid 80% of all annual bonuses in cash, with the remaining 20% paid in the form of shares of our common stock. The percentage of annual bonuses paid in stock is determined by the Board of Directors and may be changed at its discretion.
     Generally, executive officers are not eligible for discretionary bonuses, other than sign-on bonuses at the time they are initially hired. However, during 2006, Mr. Schreiman received a $7,375 cash bonus (including a $2,375 gross-up for income taxes) in recognition of special accomplishments during 2005. This special bonus was determined at the discretion of the Chief Executive Officer.
     Retirement Plan. Our executive officers participate in the SPARTA, Inc. Profit Sharing Plan (the “Profit Sharing Plan”). The Profit Sharing Plan, which covers all of our employees who meet minimum service requirements, is a defined contribution plan. Under the terms of the Profit Sharing Plan, we make annual discretionary contributions, subject to approval by our Board of Directors. All employer contributions to the profit sharing plan are immediately vested.

     During 2006, approximately 95% of our eligible employees received a profit sharing contribution based on the employees’ eligible compensation and tenure. Under the terms of the Profit Sharing Plan, eligible compensation is defined as base salary (without regard to overtime) and bonus paid during the year. The profit sharing contribution approved by the Board of Directors for 2006 was equal to, for employees with less than one-year tenure, 5% of eligible compensation; for employees with one- to two- years tenure, 10% of eligible compensation; and for employees with more than two-years tenure, 15% of eligible compensation. Applicable provisions of the Internal Revenue Code [in particular, Section 415(c)] may limit the amount of our contribution for certain employees, especially for our executive officers. The profit sharing contribution generally is paid 50% in cash, and 50% in shares of our common stock. The percentage of the profit sharing contribution paid in stock is determined by the Board of Directors and may be changed at its discretion.
     The remaining 5% of our eligible employees, comprising employees in our technical services business area, received a matching retirement contribution equal to 30% of such employees’ contributions to our 401(k) plan. The matching retirement plan contribution was paid 100% in shares of our common stock. The percentage of the matching retirement plan contribution paid in stock is determined by the Board of Directors and may be changed at their discretion.
     Equity Compensation Plan. Because we are committed to the concept of broad-based employee ownership, and in order to align the interests of our executives with those of our other stockholders, equity compensation plays a significant part in our overall compensation program. Equity compensation is an element of total compensation for virtually all of our full-time or near full-time employees. The primary component of our equity compensation plans is stock options. In addition, as noted above, a portion of the annual bonus, discretionary profit sharing contribution, and discretionary matching retirement plan contribution is paid in the form of shares of our common stock (see “Bonus” and “Retirement Plan” sections above). The final component of our equity compensation plan is the grant of restricted stock.
     Annually, the Board of Directors determines a targeted number of shares of common stock to be subject to stock awards and stock options in order to diminish the dilutive effect of issuing stock awards and stock options. Typically, the Board will target the aggregate number of share awards and option grants at approximately 17-20% of total shares outstanding. The Board also will target the allocation of this aggregate number of share awards and option grants amongst the various components of our equity compensation plan as follows:

Percentage of Aggregate
Annual Share Awards and
Equity Compensation Plan Component	Option Grants
Business stock options	60-65%
All other stock options	15-20%
Annual bonus stock awards	3-5%
Discretionary profit sharing and matching retirement plan contributions	15-20%
Restricted stock awards	Less than 1%
     As noted above, stock options comprise the largest component of our equity compensation plan. Under our stock option program, we grant the following types of stock options:
New-hire stock options – We grant new-hire stock options to most newly hired full-time (or near full-time) employees as of the date they commence employment.
Business stock options – We grant business stock options semi-annually. The number of business stock options granted to a recipient depends on (1) the recipient’s proportional contribution to the award of a contract or task order, as determined by the applicable proposal manager, Operation Manager and Sector President, (2) the contract profits earned on the contract or task order during the semi-annual period preceding the grant date, and (3) the business stock option rate determined annually by the Board of Directors. The business stock option rate is determined based on the targeted number of business stock options to be granted during the year and on the estimated contract profits to be earned during the year.
All full-time (or near full-time) employees are eligible to receive business stock options. An individual’s contribution to the award of a contract or task order may take many forms, including identification of an opportunity, pre-proposal marketing activities, participation in the proposal process, or outstanding technical achievement that lays the foundation for the award of a follow-on contract or task order. For most employees with operating responsibility, including executive officers who are Sector Presidents, business stock options are the primary means of earning equity compensation.
Performance stock options – We grant performance stock options annually to employees who typically do not have the opportunity to earn business stock options. Performance stock option grants for executive officers who manage corporate administrative functions (i.e., the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Chief Information Officer, the Director of Human Resources, and the Director of Strategic Planning) are governed by the CEO and Corporate Bonus Plans. These plans prescribe quantitative and qualitative objectives against which such executives are evaluated for purposes of determining the number of stock options to be granted. Performance stock option grants for all other employees are based on their performance during the year, as assessed by senior management.
401(k) matching stock options – Employees who receive a matching retirement plan contribution (see “Retirement Plan” section above) also receive an equal number of stock options. Currently, none of the Named Executive Officers receives a matching retirement plan contribution or 401(k) matching stock options.
Supplemental stock options – Certain newly hired members of senior management, including executive officers, may be eligible for a supplemental stock option grant. Such supplemental stock option grants are negotiated between the Chief Executive Officer and the senior manager prior to the commencement of employment and typically cover the first one to two years of employment. Supplemental stock option grants are based on the senior manager meeting certain performance criteria, as negotiated between the Chief Executive Officer and the senior manager at the time of the grant of the option. Currently, none of the Named Executive Officers is party to a supplemental stock option grant.
     All stock options have an exercise price equal to the formula price of our common stock as of the date of grant. All stock options, with the exception of new-hire stock options, vest 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date, and terminate on the fourth anniversary of the grant date. One-half of new-hire stock options also follow this vesting and termination schedule, while the remaining one-half of new-hire stock options are immediately vested and expire 90 days after the grant date.
     The final component of our equity compensation plan is our restricted stock program. Annually, we award two to four restricted stock awards, each valued at from $40,000 — $100,000. All employees, except executive officers, are eligible to be nominated for awards. The executive officers are vested by the Board of Directors with the responsibility for administering the restricted stock plan, and the Board of Directors approves all awards. Employees nominated for restricted stock awards are assigned specific quantitative and/or qualitative objectives which must be met in order to be eligible for a restricted stock award. Restricted stock awards vest 33-1/3% on each of the third, fourth and fifth anniversaries of the grant date. Although executive officers are not eligible to participate in the restricted stock plan, two Named Executive Officers (Messrs. Crites and Morgan) received restricted stock awards prior to the time that they became executive officers. Accordingly, the summary compensation table reflects the income earned during 2006 attributable to such awards.
     Accounting and Income Tax Consideration. We select the elements of our compensation based largely on their ability to help us achieve the objectives of the compensation program, without regard to the tax consequences or the accounting treatment under generally accepted accounting principles of such elements. However, the Compensation Committee is mindful of the level of earnings per share dilution that can result from issuing equity-based compensation, and considers such dilution in determining the stock option rates applicable to our stock option plan (see “Equity Compensation Plan”).

     In addition, the Compensation Committee is mindful of the limitations imposed by Section 162(m) of the Internal Revenue Code. Section 162(m) limits the federal income tax deductibility of annual compensation to $1 million (other than for certain types of performance-based compensation). We have not adopted a policy requiring that all compensation be deductible, and believe that our compensation has not historically been subject to the Section 162(m) limitation. However, when necessary to achieve our compensation objectives, we may in the future pay compensation that is not tax-deductible under Section 162(m).
     Employment Agreements and Change in Control. We have not entered into employment agreements with any of our employees, including any of our executive officers. Pursuant to the terms of our termination policy, employees, including our executive officers, may be eligible for two weeks of severance pay in the event of termination.
     Fringe Benefits. All of our executive officers are eligible to participate in the same employee fringe benefit programs as those offered to all other full-time employees. Such fringe benefit programs include, but are not limited to, an allowance for paid time off (based on years of service) and medical, dental, vision, life and disability insurance programs. In addition, our employees based in Arlington, Virginia, including certain of our executive officers, are eligible to receive certain transportation-related fringe benefits. The annual benefit for each such employee is approximately $1,000. Executive officers do not receive enhanced benefits from any of these fringe benefit programs.
     Executive Perquisites. Our executive officers do not receive any executive perquisites.
REPORT OF THE COMPENSATION COMMITTEE
Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the following report by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
The general philosophy of executive compensation and its components are fully discussed above in the Compensation Discussion and Analysis. In the course of fulfilling its responsibilities in 2006, the Compensation Committee has:
☐	Reviewed the Chief Executive Officer’s recommendations for 2006 executive officer salaries and set the salaries as they deemed appropriate.

☐	Set the Chief Executive Officer’s salary for 2006.

☐	In early 2006, determined the amount of the Chief Executive Officer’s 2005 year-end bonus in accordance with the performance criteria set forth in his bonus plan for that year.

☐	Determined the Chief Executive Officer’s 2006 year-end bonus plan.

☐	Reviewed the Compensation Discussion and Analysis appearing elsewhere in this Proxy Statement with the Company’s senior management.

☐	Based on the review referred to above, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: The Compensation Committee of the Board of Directors
Dated: March 28, 2007
John L. Piotrowski (Chairman)
Dated: March 28, 2007
Rockell N. Hankin
William E. Cook
Gerald A. Zionic
Wayne R. Winton
Compensation Committee Governance
The scope of authority of the Compensation Committee includes determination of the salaries of the Chief Executive Officer and all the other executive officers. Additionally, the Compensation Committee determines the Bonus Plan for the Chief Executive Officer and evaluates his performance against that Bonus Plan. The Chief Executive Officer makes recommendations to the Compensation Committee for the salaries of the other executive officers. The authority of the Compensation Committee with respect to the foregoing matters may not be delegated to any other committees or persons. The Company does not use any compensation consultants for determining the amount or form of executive and director compensation. The Compensation Committee does not have a written charter.
Compensation Committee Interlocks and Inside Participation
During 2006, the Compensation Committee of the Company’s Board of Directors was comprised of Messrs. Piotrowski, Hankin, Cook, Zionic and Winton. None of these individuals was at any time during 2006 an officer or employee of the Company or any of its subsidiaries, nor were any of these individuals, except for Mr. Winton, an officer of the Company or any of its subsidiaries at any prior time. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE OFFICER COMPENSATION
Executive Compensation Tables
2006 Summary Compensation

				Stock	Option	All Other
		Salary	Bonus	Awards (1) (2)	Awards (1)	Compensation(7)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Sepucha, Bob (3)	2006	289,308	20,400	—	663	298,050	607,832
Chief Executive Officer

Schreiman, David (4)	2006	191,462	43,075	—	—	119,728	354,264
Corporate Vice President Chief Financial Officer

Crites, Troy (5)	2006	233,231	5,200	13,996	5,204	223,690	476,695
Corporate Senior Vice President Sector President

McCarter, R. Steven	2006	228,462	—	—	—	200,592	429,054
Corporate Senior Vice President Sector President

Morgan, Randy (6)	2006	224,543	29,400	14,996	12,476	65,610	335,935
Corporate Senior Vice President Sector President

(1)	The value of stock awards and option awards was determined as required by Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment [SFAS No. 123(R)]. See SPARTA, Inc. Annual Report on Form 10-K for the year ended December 31, 2006, Note 10, for details on assumptions used in the valuation.

(2)	Represents compensation expense recorded during 2006 pursuant to SFAS No. 123(R) for restricted stock awards in 2003 (Mr. Crites) and 2005 (Mr. Morgan) under the Company’s Stock Compensation Plan.

(3)	Bonus included $4,064 in Company stock.

(4)	Bonus included $7,144 in Company stock.

(5)	Bonus included $1,027 in Company stock.

(6)	Bonus included $5,861 in Company stock.

(7)	See table ( “All Other Compensation”) on next page

All Other Compensation

			Profit Sharing
		Stock	Plan	Total Other
	Absence Payout	Gain (1)	Contribution	Compensation
Name	($)	($)	($)	($)
Sepucha, Bob	10,059	254,991	33,000	298,050
Chief Executive Officer

Schreiman, David	18,695	68,033	33,000	119,728
Corporate Vice President Chief Financial Officer

Crites, Troy	21,100	169,590	33,000	223,690
Corporate Senior Vice President Sector President

McCarter, R. Steven	34,317	133,275	33,000	200,592
Corporate Senior Vice President Sector President

Morgan, Randy	32,610	—	33,000	65,610
Corporate Senior Vice President Sector President

(1)	Stock gain is the taxable difference between the stock price at exercise and the option exercise price.
2006 Grants of Plan-based Awards Table

		Number of		Grant Date Fair
		Securities	Exercise Price of	Value of Stock and
		Underlying Options	Option Awards	Option Awards
Name	Grant Date	(#)	($/Share)	($)
Sepucha, Bob	9/1/2006	110	42.49	663
Chief Executive Officer

Schreiman, David		—	—	—
Corporate Vice President Chief Financial Officer

Crites, Troy	9/1/2006	863	42.49	5,204
Corporate Senior Vice President Sector President

McCarter, R. Steven		—	—	—
Corporate Senior Vice President Sector President

Morgan, Randy	9/1/2006	2,069	42.49	12,476
Corporate Senior Vice President Sector President

2006 Outstanding Equity Awards at Fiscal Yearend Table

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards:					Equity Incentive	Equity Incentive
	Securities	Securities	Number of					Plan Awards:	Plan Awards:
	Underlying	Underlying	Securities				Market Value of	Number of	Payout Value of
	Unexercised	Unexercised	Underlying	Option		Number of Shares	Shares of Stock	Unearned Shares	Unearned Shares
	Options	Options	Unexercised	Exercise	Option	of Stock That	That Have Not	That Have Not	That Have Not
	Exercisable	Unexercisable(1)	Unearned Options	Price	Expiration	Have Not Vested (2)	Vested (3)	Vested	Vested
Name	(#)	(#)	(#)	($)	Date (1)	(#)	($)	(#)	($)
Sepucha, Bob	147	—	—	$23.87	6/25/2007	—	—	—	—
Chief Executive Officer	12,062	—		26.14	12/25/2007
	141	142		30.32	6/25/2008
	5,436	5,436		34.58	12/21/2008
	32	132		40.87	6/21/2009
	830	3,326		42.12	12/21/2009
	110	—		42.49	9/1/2010

Schreiman, David	6,805	—	—	$26.14	12/25/2007	—	—	—	—
Corporate Vice President	1,925	1,926		34.58	12/21/2008
Chief Financial Officer	1,500	6,000		36.90	2/3/2009
	758	3,034		42.12	12/21/2009

Crites, Troy	2,759	—	—	$23.87	6/25/2007	2,149	$88,947	—	—
Corporate Senior Vice President	2,406	—		26.14	12/25/2007
Sector President	1,116	1,117		30.32	6/25/2008
	1,470	1,470		34.58	12/21/2008
	373	1,495		40.87	6/21/2009
	240	960		42.12	12/21/2009
	—	863		42.49	9/1/2010

McCarter, R. Steven	—	—	—	—	—	—	—	—	—
Corporate Senior Vice President Sector President

Morgan, Randy	1,250	—	—	$23.87	4/28/2007	2,032	$84,104	—	—
Corporate Senior Vice President	2	—		23.87	6/25/2007
Sector President	5,883	—		26.14	12/25/2007
	1,194	1,990		30.32	6/25/2008
	9,950	9,950		34.58	12/21/2008
	683	2,732		40.87	6/21/2009
	498	1,995		42.12	12/21/2009
	—	2,069		42.49	9/1/2010

(1)	Stock options vest over three years, with 20% vesting on the first anniversary of the grant date, an additional 30% vesting on the second anniversary, the remaining 50% vesting on the third anniversary and, if unexercised, the options expire on the fourth anniversary of the grant date.

(2)	Stock awards under the Company’s Defered Stock Compensation Plan vest over a five-year schedule with 1/3 vesting in years three, four, and five. Stock awards under this plan vest on February 1st of each year.

(3)	The market value of the awards is $41.39 per share, the closing price at December 31, 2006.

2006 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting(1)	on Vesting
Name	(#)	($)	(#)	($)
Sepucha, Bob (2)	12,161	254,991
Chief Executive Officer

Schreiman, David (3)	3,084	68,033
Corporate Vice President Chief Financial Officer

Crites, Troy (4)	5,822	123,913	1,074	45,677
Corporate Senior Vice President Sector President

McCarter, R. Steven (5)	7,568	254,991
Corporate Vice President Operations Manager

Morgan, Randy	—	—
Corporate Senior Vice President Sector President

(1)	Vested on February 1, 2006, at $42.53 per share

(2)	Exercised options to purchase 127 shares on June 22, 2006, at $19.53

Exercised options to purchase 12,034 shares on November 9, 2006, at $20.43

(3)	Exercised options to purchase 3,084 shares on August 8, 2006, at $20.43

(4)	Exercised options to purchase 2,479 shares on May 30, 2006, at $19.53

Exercised options to purchase 3,343 shares on November 9, 2006, at $20.43

(5)	Exercised options to purchase 1,903 shares on June 12, 2006, at $19.53;

Exercised options to purchase 2,163 shares on October 30,2006, at $20.43

Exercised options to purchase 1,491 shares on December 27, 2006, at $23.87

Exercised options to purchase 741 shares on December 27, 2006, at $26.14

Exercised options to purchase 341 shares on December 27, 2006, at $30.32

Exercised options to purchase 146 shares on December 27, 2006, at $40.87

Exercised options to purchase 783 shares on December 27, 2006, at $34.58

Nonqualified Deferred Compensation 2006

	Executive	Registrant	Aggregate		Aggregate Balance
	Contributions in	Contributions in	Earnings in Last	Aggregate	at Last Fiscal Year-
	Last Fiscal Year	Last Fiscal Year (1)	Fiscal Year (2)	Distributions(3)	end(4)
Name	($)	($)	($)	($)	($)
Sepucha, Bob	—	—	—	—	—
Chief Executive Officer

Schreiman, David	—	—	—	—	—
Chief Financial Officer Corporate Vice President

Crites, Troy	—		(1,568)	45,677	44,453
Corporate Senior Vice President
Sector President

McCarter, Steven	—	—	—	—	—
Corporate Senior Vice President
Sector President

Morgan, Randy	—		(1,483)	—	84,104
Corporate Senior Vice President
Sector President

(1)	There were no contributions in 2006 made by the Company for the executives listed.

(2)	Aggregate earnings in the last fiscal year for 2006 represent the change in market value for shares held in trust. The formula price at January 1, 2006, was $42.12. The formula price at December 31, 2006, was $41.39.

(3)	Aggregate distributions for 2006 are included in the amounts disclosed in the Summary Compensation Table. Troy Crites took distribution of 1,074 shares at a formula price of $42.53 per share.

(4)	The Aggregate Balance at Last Fiscal Year-end equals the number of shares still held in trust at the December 31, 2006, formula price of $41.39.
The above Stock Compensation Plan is a program designed to provide a long-term incentive to key employees in order to retain and motivate them. Awards are made in deferred company stock. Awards become one-third vested after three years, two-thirds vested after four years, and 100% vested after five years of continuous employment following the grant of the awards. Annual awards under the plan will amount to no greater than .6% of total indirect dollars generated by the Company during the plan year. Individual awards will be in the range of $50,000 to $100,000 of common stock value. No more than five such awards will be granted annually, and no awards are required to be granted. All employees are eligible under this plan, not just Named Executives. Until distribution, the stock is held in a trust. There is no interest or other plan earnings derived while the award is in the trust.
The awardee has the following three choices as to distribution of benefits under the plan: (1) payment as amounts become vested (i.e., at the three-, four- and five-year points), (2) payment at termination of employment with the Company, or (3) payment of 100% of the benefits after five years. The awardee must make an irrevocable election as to the payment option selected within 90 days from the date of the award. If no such election is made, the benefits will be paid out at the five-year point, assuming it has become vested.
The plan is exempt from ERISA rules, as it doesn’t meet the qualifications of a retirement plan.
Employment Agreements
The Company has not entered into any employment agreement with any of its executive officers or other employees.

OTHER MATTERS
Certain Relationships and Related Transactions
In accordance with applicable regulations of the Securities and Exchange Commission, promissory note payments to Wayne Winton (Chairman of the Board) and his wife, Mary Frances Winton, are being disclosed. In 2001, the Company issued promissory notes to Wayne Winton and Mary Frances Winton as partial payment for the repurchase of their Company stock. Payments of principal and interest made on those promissory notes in 2006 were as follows: Mr. Winton — $459,000 and Mrs. Winton - $38,000. The note balance as of December 31, 2006, was $650,000 for Mr. Winton. Mrs. Winton did not have a remaining balance.
The Company has policies and procedures that cover conflicts of interest and related party transactions. Specifically, they are included in Policy and Procedure A-5 – Ethical Business Conduct, Conflict of Interest and Outside Activity. This policy covers relationships with customers and suppliers, agreements with agents including consultants, other employment, related-party transactions, gifts/gratuities/bribes, other compensation, employee business transactions with the Company and organizational conflicts of interest. This policy and procedure applies to all of the Company’s employees, including its executive officers and its directors. When first employed, the employee must certify and disclose any actual or potential conflicts of interest. This is also done on an annual basis. If a real or potential conflict of interest is disclosed, it’s reviewed and adjudicated by the Vice President and Director of Business Administration.
Date for Submission of Stockholder Proposals for the Next Annual Meeting
Any proposal relating to a proper subject that an eligible stockholder may intend to present for action at the Company’s Annual Meeting of Stockholders for the fiscal year ending December 30, 2007, and that such stockholder may wish to have included in the proxy material for such meeting, must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874 and, in any event, not later than January 26, 2008. It is suggested that any such proposal be submitted by certified mail, return receipt requested. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the Annual Meeting of Stockholders for the fiscal year ending December 30, 2007, or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal on or before March 11, 2008. If the notice is not received on or before March 11, 2008, it will be considered untimely under Rule 14a-4 (c) (1) promulgated under the Securities Exchange Act of 1934, as amended, and the Company will have discretionary voting authority under proxies solicited for the Annual Meeting of Stockholders for the fiscal year ending December 30, 2007, with respect to such proposal, if presented at the meeting.

COMPANY STOCK PRICE PERFORMANCE
Introductory Note: The following graph and table are not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the following graph and table by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
The following graph and table present the percentage change in the cumulative total shareholder return on the Company’s common stock for the last five fiscal years, based on the formula price of the Company’s common stock and the related compound annual growth rate (“CAGR”). This information is compared with the cumulative total shareholder return and CAGR of (1) the Russell 2000 Index and (2) the Houlihan Lokey Howard & Zukin Government Services Index (“HLHZ GSI”). For ease of presentation, all data have been presented as of December 31 of the applicable fiscal year end. All returns presented below have been adjusted for stock splits and are indexed such that the value presented as of December 31, 2001, is equal to 100. The historical stock price performance data presented below is not necessarily indicative of future stock price performance.

	2001	2002	2003	2004	2005	2006	CAGR
SPARTA	100	113	144	191	232	228	18.0%
Russell 2000 Index	100	78	114	133	138	161	10.0%
HLHZ GSI	100	94	138	166	159	176	12.0%

Comparison of Five-Year Cumulative Total Return

REPORT ON FORM 10-K
The Company’s Report on Form 10-K for the year ended December 31, 2006, has been mailed before or concurrently with this Proxy Statement to each stockholder entitled to notice of, and to vote at, the Annual Meeting. The Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors /s/ JERRY R. FABIAN
JERRY R. FABIAN Corporate Vice President and Secretary

Lake Forest, California	Telephone - (949) 768-8161
April 22, 2007	Facsimile - (949) 770-4632

Attachment A
Addresses of the Board of Directors

WAYNE R. WINTON 30252 Marbella Vista San Juan Capistrano, CA 92675	WILLIAM E. COOK Riptide Holdings, Inc. 1413 Loniker Drive Raleigh, NC 27615

ROBERT C. SEPUCHA SPARTA, Inc. 1911 N. Fort Myer Drive, Suite 1100 Arlington, VA 22209	ROCKELL N. HANKIN Hankin Investment Banking 560 North Beverly Glen Blvd. Los Angeles, CA 90067

GERALD A. ZIONIC Lockheed-Martin Simulation, Training and Support Bethesda Pouch #88 Att: Gerald Zionic 6801 Rockledge Drive Bethesda, MD 20817	GEN. J. “PETE” PIOTROWSKI USAF Retired 3060 Cedar Heights Drive Colorado Springs, CO 80904-4713

Appendix A
2007 STOCK PLAN
OF
SPARTA, INC.
1.	OBJECTIVES OF THE PLAN
     This 2007 Stock Plan of SPARTA, Inc. (the “Plan”) is intended to encourage ownership of Common Stock of SPARTA, Inc., a Delaware corporation (the “Corporation”), by key employees (including employees of any subsidiary of the Corporation) and directors who contribute to the success of the Corporation. By extending to such persons the opportunity to achieve a proprietary interest in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible to attract and retain the best available talent and by providing incentives for employees and directors to exert their best efforts to increase the value of the stock of the Corporation.
2.	STOCK RESERVED FOR THE PLAN
     The total number of shares of the Common Stock of the Corporation reserved for issuance under the Plan shall not exceed 10,000,000 shares. Such shares shall be comprised of authorized but unissued shares of the Corporation’s Common Stock, and/or Treasury shares. The limitation established by the first sentence of this Section 2 shall be subject to adjustment as provided in Section 13 below. If any option granted under the Plan expires or terminates for any reason without being exercised in full, then the unpurchased shares subject thereto shall again be available for the grant of new options or the issuance of new stock bonuses or rights to purchase under the Plan.
3.	ADMINISTRATION OF THE PLAN
     The Plan shall be administered by the Chief Executive Officer of the Corporation. 1 Subject to the express provisions of the Plan, the Administrator shall have full authority, in his or its discretion, to determine the individuals to whom, and the time or times at which, options, stock bonuses or rights to purchase shall be granted under the Plan, and the number of shares to be subject to such options, stock bonuses or rights to purchase. In making such determinations, the Administrator may take into account the nature of the services rendered by persons the Administrator deems eligible hereunder, and such other factors as the Administrator in his or its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have full authority to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

[1]	The Board of Directors may at any time designate an officer or other employee of the Corporation, the Board itself, any member of the Board, or a committee of the Board, to act as Plan administrator pursuant to Section 3 in place of the Chief Executive Officer. The Chief Executive Officer or other individual or group administering the Plan pursuant to the immediately preceding sentence shall hereinafter be referred to as the “Administrator.”

     Each option granted under the Plan shall be evidenced by a written option agreement in such form as the Administrator shall deem appropriate.
4.	PLAN DURATION
     All stock options, stock bonuses and rights to purchase granted under the Plan must be granted no later than the day immediately preceding the tenth anniversary of the date on which the Plan is adopted by the Corporation’s Board of Directors.
5.	PARTICIPATION
     Options, stock bonuses and rights to purchase may be granted only to full-time or near full-time, non-temporary employees of the Corporation or any subsidiary of the Corporation, and members of the Corporation’s Board of Directors, as selected by the Administrator. However, options, stock bonuses and rights to purchase may be granted to full-time employees in recognition of contributions previously made while such persons were part-time employees or consultants of the Corporation or a subsidiary of the Corporation. Stock bonuses may not be granted under the Plan to any person who, at the time of the grant of the stock bonus, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation.
6.	EXERCISE AND PURCHASE PRICE, DETERMINATION OF FAIR MARKET VALUE, AND NOTICE, ETC.
     (a) Exercise Price. The exercise price of each option granted and the purchase price of shares for which rights to purchase are offered under the Plan shall be an amount equal to the Fair Market Value (as defined below) of the Corporation’s Common Stock on the date of grant of the option or offer of the right of purchase; provided, however, that the exercise price of any option granted, and the purchase price of shares under any right of purchase offered, to any person who, at the time of grant of the option or offer of the right of purchase, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation, shall not be less than 110% of the Fair Market Value of the Corporation’s Common Stock on the date of grant of the option or offer of the right of purchase. The exercise price of options granted and the purchase price of shares subject to rights of purchase offered under the Plan shall be subject to adjustment as provided in Section 13 below.
     (b) Determination of Fair Market Value. For purposes of this Plan, ”Fair Market Value” as of any specific date shall mean, (i) if the Common Stock is then traded in the over-the-counter market but is not listed or admitted to trading on a stock exchange, the average of the closing bid price and asked price of the Common Stock in the over-the-counter market on such date, or, if no closing bid and asked prices are quoted on such date, the average of the closing bid and asked prices on the next preceding date on which such prices are quoted, (ii) if the Common Stock is then listed or admitted to trading on any stock exchange, the closing sale price on such date on the principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such date on such principal exchange, then the closing sale price of the Common Stock on such exchange on the next preceding date on which a sale occurred, or (iii) during such times as there is not a market price available, the Formula Price (as defined below) in effect on such date.
     (c) Formula Price. As used in this Plan, “Formula Price” shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation’s Common Stock, as such formula may be modified from time to time by the Board of Directors.
     (d) Notice, Etc. All persons to whom options, stock bonuses or rights to purchase have been granted under the Plan during a fiscal year shall be notified of such grants within 60 days following the end of that fiscal year. Such notices will identify the number of shares subject to each option, stock bonus or right of purchase granted, the date of grant of the same, and the exercise or purchase price thereof. Subject to Section 18 below, the exercise price of each option granted and the purchase price of each right to purchase offered under the Plan shall be paid in full in cash upon the exercise of the same. The proceeds of sale of stock subject to options or rights to purchase are to be added to the general funds of the corporation and used for such corporate purposes as the Board of Directors shall determine.
     (e) Withholding. The Corporation shall be entitled to deduct from other compensation payable to each participant under the Plan any sums required by federal, state or local tax law to be withheld with respect to the exercise of an option or right to purchase, or with respect to any stock bonus, but, in the alternative, the Corporation may require the party receiving or exercising the same to pay, or such party may pay, such sums to the Corporation.
7.	TERM OF OPTIONS
     The term of each option granted under the Plan shall not be more than ten years from the date of grant.
8.	EXERCISE OF OPTIONS; VESTING
     (a) Vesting, Etc. Options granted under the Plan may be exercised only to the extent that the right to exercise the same shall have vested in the optionee. The vesting schedule for each option granted under the Plan shall be determined by the Administrator at the time of the grant of the option; provided, however, that (except as stated in the following sentence) the exercisability of each option granted under the Plan shall vest at a rate of not less than 20% per year, and shall vest in full over a period of not more than five years following the date of grant of the option. Notwithstanding the foregoing, in the case of an option granted to an officer or director of the Corporation, the exercisability of the option may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the option. To the extent that an option has vested, the same shall be exercisable, in whole at any time, or in part from time to time, at the discretion of the optionee during the term of the option. The holder of an option granted under the Plan shall not have any of the rights of a stockholder with respect to the shares covered by his or her option until such shares shall be issued to him or her upon the due exercise of the option.

     (b) Leaves of Absence. Vesting of options and shares acquired as stock bonuses or upon exercise of rights to purchase shall not be interrupted due to any leave of absence by the holder thereof for a period of less than or equal to 90 days, or due to any leave of absence in excess of 90 days provided that the holder thereafter returns to full-time employment with the Corporation or a subsidiary of the Corporation for a period of at least one full year. However, if a holder, subsequent to a leave of absence in excess of 90 days, shall cease to be a full-time employee of the Corporation or a subsidiary of the Corporation for any reason whatsoever prior to the expiration of one year following his or her return from such leave of absence, vesting of all options held by such person and of all shares acquired by such person as stock bonuses or upon exercise of rights to purchase shall be deemed to have ceased as of the date of commencement of such leave of absence.
9.	NON-TRANSFERABILITY
     No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised, during the lifetime of the person receiving the same, only by him or her. No stock bonus or right to purchase granted under the Plan shall be transferable under any circumstances.
10.	EFFECT ON OPTIONS OF TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR
     (a) Termination of Association Other Than in the Event of Death or Disability. In the event of an optionee’s Termination of Association with the Corporation (as hereinafter defined) for any reason other than his or her death or disability, (i) all options granted to such optionee pursuant to the Plan which are not exercisable at the date of such Termination of Association shall terminate immediately and become void and of no effect, and (ii) all options granted to such optionee pursuant to the Plan which are exercisable at the date of such Termination of Association may be exercised (but only to the extent they were exercisable as of the date of such Termination of Association) at any time within a period following the date of such Termination of Association specified by the Administrator (which period shall not be less than thirty days), but in any event no later than the date of expiration of the option, and if not so exercised within such time shall become void and of no effect at the end of such time. For purposes of this Plan, “Termination of Association” or the like shall mean (A) for any person who is an employee of the Corporation or a subsidiary of the Corporation, the cessation of such person’s employment with the Corporation or such subsidiary, unless, following the cessation of such person’s employment, such person continues to be a director of the Corporation, and (B) for any person who is a director of the Corporation, the cessation of such person’s status as a director of the Corporation, unless, following the cessation of such person’s status as a director of the Corporation, such person continues to be an employee of the Corporation or a subsidiary of the Corporation.

     (b) Termination of Association in the Event of Death or Disability. In the event of an optionee’s Termination of Association with the Corporation by reason of his or her death or disability, (i) all options granted to such optionee pursuant to the Plan which are not exercisable at the date of such Termination of Association shall terminate immediately and become void and of no effect, and (ii) all options granted to such optionee pursuant to the Plan which are exercisable at the date of such Termination of Association may be exercised (but only to the extent they were exercisable as of the date of such Termination of Association) at any time within a period following the date of such Termination of Association specified by the Administrator (which period shall not be less than six (6) months after the optionee’s death or disability), but in any event no later than the date of expiration of the option, and if not so exercised within such time shall become void and of no effect at the end of such time.
11.	TERMS AND CONDITIONS APPLICABLE TO RIGHTS OF PURCHASE UNDER THE PLAN
     After the Administrator shall have determined to offer to a person eligible to participate (hereinafter “offeree”) the right to purchase shares under the Plan, it shall cause to be delivered to the offeree a written notice thereof, together with a Stock Purchase Agreement which shall constitute the Corporation’s offer of the right to purchase and shall contain the terms and conditions of purchase, including, without limitation, the number of shares which the offeree shall be entitled to purchase, the purchase price per share, any other terms, conditions or restrictions relating thereto, and the number of days or period the offeree shall have to accept such offer. The execution and delivery of the Stock Purchase Agreement by the offeree to the Corporation within such number of days or period shall constitute acceptance of the offer and such Stock Purchase Agreement shall, thereupon, become a binding obligation of the Corporation and the offeree. Each Stock Purchase Agreement shall be in such form as the Administrator shall, from time to time, recommend, but shall comply with and be subject to the following terms and conditions:
     (a) Number of Shares. The Stock Purchase Agreement shall state the total number of shares which the offeree shall be entitled to purchase and whether or not the offeree may purchase less than all of the shares offered.
     (b) Term of Offer. The Stock Purchase Agreement shall specify the number of days or other period the offeree shall have to accept the offer, not to exceed 90 days from the date of such offer. If not accepted by the offeree within such number of days or other period, the offer shall automatically terminate upon the expiration thereof, and the offer shall thereupon be null and void and without further effect, except that the Administrator may extend such number of days or other period available for acceptance, not to exceed an additional 90 days. Acceptance of the offer shall occur when the offeree has executed and redelivered to the Corporation at least two counterparts of the Stock Purchase Agreement in the form delivered to him by the Corporation and, to be effective, such acceptance must be without condition or reservation of any kind whatsoever.

     (c) Vesting. The Administrator may, in his or its discretion, provide that the shares purchased under any right of purchase granted under the Plan shall “vest” in full immediately, or in such increments and over such periods of time as may be determined by the Administrator; provided, however, that (except as stated in the following sentence) the shares purchased under each right to purchase granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five years following the date of the grant of the right to purchase. Notwithstanding the foregoing, in the case of a right to purchase granted to an officer or director of the Company, the shares purchased thereunder may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the right to purchase.
12.	TERMS AND CONDITIONS APPLICABLE TO STOCK BONUSES UNDER THE PLAN
     The Administrator may, in his or its discretion, provide that the shares acquired under any stock bonus granted under the Plan shall “vest” in full immediately, or in such increments and over such periods of time as may be determined by the Administrator; provided, however, that (except as stated in the following sentence) the shares acquired under each stock bonus granted under the Plan shall vest at a rate of not less than 20% per year over a period of not more than five years following the date of the grant of the stock bonus. Notwithstanding the foregoing, in the case of a stock bonus granted to an officer or director of the Corporation, the shares acquired thereunder may vest at such time or times or during such period as is determined by the Administrator at the time of the grant of the stock bonus.
13.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND CORPORATION CHANGES
     If the outstanding shares of the Common Stock of the Corporation are changed into, or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend or reverse stock split, an appropriate adjustment shall be made in the number and kind of shares as to which options, rights to purchase and stock bonuses may thereafter be granted. A corresponding adjustment changing the number or kind of shares allocated to unexercised options and rights to purchase, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding option or right to purchase, however, shall be made without change in the total price applicable to the unexercised portion of the option or right to purchase but with a corresponding adjustment in the price for each share covered by the option or right to purchase.
     In the event that the Corporation at any time (i) merges into, consolidates with or enters into any other reorganization (including the sale of substantially all of its assets) in which the Corporation is not the surviving corporation, or (ii) enters into a merger or other reorganization as a result of which the outstanding shares of Common Stock of the Corporation are changed into or exchanged for shares of the capital stock or other securities of another corporation or for cash or other property, then the Plan and all unexercised options and rights to purchase granted hereunder shall terminate concurrently with the effective date of such transaction, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of options and rights to purchase theretofore granted, or the substitution for such options and rights to purchase of new options and rights to purchase covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the options and rights to purchase theretofore granted or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of options and rights to purchase theretofore granted or the substitution for such options and rights to purchase of new options and rights to purchase covering the shares of a successor corporation, then the Board of Directors shall cause written notice of the proposed transaction to be given to the persons holding options and rights to purchase not less than 20 days prior to the anticipated effective date of the proposed transaction, and the vesting of all options and rights to purchase shall be accelerated immediately prior to the consummation of the proposed transaction and, therefore, concurrent with the effective date of the proposed transaction, such persons shall have the right to exercise options and rights to purchase in respect of any or all shares then subject thereto. In such event, all options and rights of purchase outstanding under the Plan, to the extent not so exercised, shall, concurrently with the effective date of the proposed transaction, automatically expire and shall thereafter be void and of no effect.
     Adjustments under this Section 13 shall be made by the Board of Directors, whose determination as to what adjustments shall be made shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.
14.	CONTINUATION OF EMPLOYMENT OR DIRECTORSHIP
     Neither the existence of the Plan nor the grant of any option, right to purchase or stock bonus under the Plan shall impose any obligation on the Corporation or its shareholder to continue the directorship or employment with the Corporation or its subsidiaries of any participant in the Plan.
15.	GOVERNMENT AND STOCK EXCHANGE REGULATIONS
     The Corporation shall not be required to issue any shares upon the exercise of any option or acceptance of any right to purchase unless and until any then applicable requirements of the Securities and Exchange Commission, other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Corporation may be listed, shall have been fully complied with.
16.	INFORMATION TO OPTIONEES
     The Corporation shall provide to each holder of an outstanding option under the Plan a copy of the Corporation’s financial statements for each fiscal year of the Corporation within a reasonable time after such financial statements are prepared and approved by the Corporation’s management. The Corporation shall also provide each holder of an outstanding option under the Plan with a copy of any annual or other report generally distributed by the Corporation to its shareholders.

17.	AMENDMENT AND TERMINATION
     The Plan may be terminated, modified, or amended by the stockholders of the Corporation or by the Board of Directors at any time they shall deem advisable; provided, however, that no such amendment shall adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the Plan unless the option holder consents to such amendment.
18.	LOANS
     The Administrator may, in his or its discretion, assist any person to whom options or rights to purchase have been granted under the Plan (including any such person who is an officer or director of the Corporation) in the exercise of one or more options or rights to purchase under the Plan, including the satisfaction of any federal and state income and employment tax liabilities arising therefrom, by authorizing the extension of a loan from the Corporation to such person. Any such loan shall be extended on such terms and conditions, with such security and with such repayment provisions (which may include automatic payroll deductions) as the Administrator may deem appropriate. Loans may be granted with or without security, collateral or interest, but the maximum credit available to any person shall not exceed the aggregate exercise price payable for the purchased shares.
19.	RESTRICTIONS ON TRANSFER AND RIGHTS OF FIRST REFUSAL
     Pursuant to the Corporation’s Certificate of Incorporation, the shares of the Corporation’s Common Stock, including those issued under the Plan, are subject to (i) certain significant restrictions on transferability, (ii) the Corporation’s right to repurchase such shares in the event of the holder’s Termination of Association with the Corporation, and (iii) the Corporation’s right of first refusal in the event that the holder desires to transfer his or her shares.
20.	SHAREHOLDER APPROVAL
     Shareholder approval of the Plan shall be obtained in accordance with applicable law within twelve months following the date on which the Plan is adopted by the Corporation’s Board of Directors. Any option granted under the Plan which is exercised before shareholder approval is obtained, and any shares otherwise purchased under the Plan before shareholder approval is obtained, must be rescinded if shareholder approval is not obtained within twelve months following the date on which the Plan is adopted by the Corporation’s Board of Directors.
End of Plan

SPARTA, Inc.
Proxy Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2007
     The undersigned hereby revokes all previous proxies; acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement pertaining to the Annual Meeting of Stockholders to be held on June 1, 2007; and appoints Wayne R. Winton, Jerry R. Fabian and Rod R. Steger, and each of them, with full power of substitution, proxies and attorneys-in-fact to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPARTA, Inc. (the “Company”) to be held on June 1, 2007, and at any adjournments or postponements thereof, as indicated below, with the same force and effect as the undersigned might or could do if personally present thereat, including all shares held in the undersigned’s account(s) in the SPARTA Stock Compensation Plan and/or the SPARTA Profit Sharing/401(k) Plan.

1.	ELECTION OF DIRECTORS:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote
			(except as indicated)		for all nominees listed below
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list:
Wayne R. Winton, Robert C. Sepucha, William E. Cook, Rockell N. Hankin, John L. Piotrowski and Gerald A. Zionic.
(continued on reverse side)

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING December 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. PROPOSAL TO APPROVE THE 2007 STOCK PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	OTHER MATTERS: In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP, FOR THE APPROVAL OF THE 2007 STOCK PLAN, AND AS THE PROXIES NAMED ABOVE DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

DATED:	, 2007

Signature

Signature
(This proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)